EXHIBIT 99.1

NASDAQ GRANTS ISILON’S REQUEST FOR CONTINUED LISTING

Seattle, Washington — March 10, 2008 — Isilon Systems, Inc. (NASDAQ: ISLN) today reported that the NASDAQ Listing Qualifications Panel has granted Isilon’s request for continued listing on The NASDAQ Stock Market through April 16, 2008, subject to certain conditions. By March 31, 2008, Isilon must provide further information to the NASDAQ Hearings Department about the findings and conclusions of the Company’s Audit Committee review and, on or before April 16, 2008, Isilon must file its delinquent Form 10-Q for the quarter ended September 30, 2007.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements regarding future events, including statements regarding Isilon’s continued listing on The NASDAQ Stock Market. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: the results and timing of the review being conducted by the Company’s Audit Committee; the audit and review by the Company’s independent registered public accounting firm of the results and findings of the Company’s review, including their audit and review of the Company’s estimates of the amounts to be restated; the impact, if any, of such results or findings on the historical financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet NASDAQ continued listing requirements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release, including litigation already initiated against the Company. Therefore, any forward-looking statements should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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Contacts:

Press:

Jay Wampold, Senior Director of Marketing and Communications, Isilon Systems,

+1-206-315-7620, jay.wampold@isilon.com

Investors:

Rosemary Moothart, Director of Investor Relations, Isilon Systems,

+1-206-315-7509, rosemary.moothart@isilon.com